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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      January 29, 2001


                            ACME METALS INCORPORATED
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             (Exact name of registrant as specified in its charter)


          Delaware                      1-14378                 36-3802419
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(State or other jurisdiction    (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)


    13500 South Perry Avenue, Riverdale, Illinois               60827-1182
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      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      708-849-2500
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(Former name or former address, if changed since last report)

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Item 5. Other Events.

     On September 7, 2000, the Company and its Acme Steel Company subsidiary ("Acme Steel") entered into a non-binding letter of intent ("Letter of Intent"), with WCI Steel, Inc. ("WCI") regarding a proposed sale by Acme Steel to WCI of Acme Steel's integrated coke, iron and steel production business together with WCI's assumption of certain liabilities related to Acme Steel's business.

     WCI has informed the Company, due to the currently depressed conditions of the steel industry, including Acme Steel's recent performance and failure to meet certain conditions set forth in the Letter of Intent, WCI will not proceed to consummate a transaction with the Company and Acme Steel under the terms contained in the Letter of Intent.

     While the Company understands WCI has expressed a continuing interest in acquiring the Acme Steel assets and is continuing to explore its alternatives, the Company is unable to determine the terms and conditions of any future transaction with WCI. The Company continues its work on preparing and presenting a plan to the U.S. Bankruptcy Court for the District of Delaware ("Bankruptcy Court") to reorganize the Company's business. This plan could include several alternatives, including reorganization of the Company's existing businesses or the sale of some or all of the assets of the Company's businesses. Although management expects to file such a plan, there can be no assurances at this time that a plan will be proposed by the Company or approved and confirmed by the Bankruptcy Court.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ACME METALS INCORPORATED

Date: January 29, 2001                  By: /s/ Edward P. Weber, Jr.
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                                        Edward P. Weber, Jr.
                                        Vice President, General Counsel
                                        and Secretary